UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2014 (May 14, 2015)

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32876 (Commission File No.)	20-0052541 (I.R.S. Employer Identification Number)

22 Sylvan Way
Parsippany, NJ (Address of Principal Executive Office)	07054 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (973) 753-6000

None

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2015, Wyndham Worldwide Corporation (the “Company”) entered into Amendment No. 5 to Employment Agreement with Stephen P. Holmes, the Company’s Chairman and Chief Executive Officer. The amendment extends Mr. Holmes’ employment with the Company for a period of two years from the termination date under his current agreement of July 31, 2015 to July 31, 2017.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

(a)  The Company held its 2015 Annual Meeting on May 14, 2015.

(b)  At the 2015 Annual Meeting, three proposals were submitted to the Company’s shareholders. The proposals are described in more detail in the Company’s proxy statement filed with the Commission on April 2, 2015. The final voting results were as follows:

Proposal 1

The Company’s shareholders elected the following Directors to serve for a term ending at the 2016 annual meeting or until their respective successors are elected and qualified.

	Votes For	Votes Withheld	Broker Non- Votes
Stephen P. Holmes	98,401,763	2,595,299	7,474,440
Myra J. Biblowit	98,214,007	2,783,055	7,474,440
James E. Buckman	100,568,488	428,574	7,474,440
George Herrera	98,939,216	2,057,846	7,474,440
The Right Honourable Brian Mulroney	98,172,237	2,824,825	7,474,440
Pauline D.E. Richards	98,086,808	2,910,254	7,474,440
Michael H. Wargotz	99,230,116	1,766,946	7,474,440

Proposal 2

The Company’s shareholders approved, on an advisory basis, the compensation of our named executive officers in our proxy statement.

Votes For	Votes Against	Abstain	Broker Non-Votes
84,936,590	15,811,352	249,120	7,474,440

Proposal 3

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstain
103,618,040	4,646,267	207,195

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

	By:	/s/ Nicola Rossi
Date: May 18, 2015		Nicola Rossi
Chief Accounting Officer